UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2007

(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2. FINANCIAL INFORMATION

Item 2.05 Costs Associated With Exit Or Disposal Activities.

On March 9, 2007, Progress Energy, Inc. (the “Company”) subsidiary, Progress Ventures, Inc., entered into a series of transactions to sell substantially all of its Competitive Commercial Operations physical and commercial assets and liabilities. Assets to be divested include 1,855 megawatts of gas-fired generation assets in Georgia. The sale of the generation assets is expected to close in the second quarter of 2007 for a net sales price of $610 million and is subject to federal regulatory approvals and customary closing conditions. As a result of the transaction, the Company will be reversing $7 million after-tax of the noncash impairment recorded last year.

Additionally, Progress Ventures, Inc. has agreed, subject to obtaining federal regulatory approvals, customer consents and customary closing conditions, to assign Competitive Commercial Operations’ contract portfolio consisting of full-requirements contracts with 16 Georgia electric membership cooperatives (the “Georgia Contracts”), forward gas and power contracts, gas transportation, structured power and other contracts. As a result of the assignment, Progress Ventures will make a net cash payment of $346.6 million, which will represent the net cost to assign the Georgia Contracts and other related contracts. A charge associated with exit costs of approximately $297 million after-tax will be recorded as a result of the assignments; however, the actual amount of the exit costs to be recorded may vary based on changes in commodity prices. The contract assignment agreement is expected to close in the second quarter of 2007.

Additional information concerning the announced transactions is presented in the Company’s press release dated March 12, 2007, which is furnished hereto as Exhibit 99.1.

Caution Regarding Forward-Looking Information:

This report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, by their very nature, involve assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Any forward-looking statement speaks only as of the date such statement is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1 Press Release of Progress Energy, Inc. dated March 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.
Registrant

By:	/s/ Jeffrey M. Stone
Jeffrey M. Stone
Chief Accounting Officer

Date: March 15, 2007